UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2011

VERA BRADLEY, INC.

(Exact name of registrant as specified in its charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)

(877) 708-8372

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Vera Bradley, Inc. (the “Company”) approved the fiscal 2012 Annual Incentive Plan (the “Annual Plan”) and equity awards to certain officers and directors under the Long-Term Incentive Plan (the “LTI Plan”). Under the Annual Plan, certain management employees of the Company are eligible for cash awards based on Company performance, including, but not limited to, the Chief Executive Officer and the other named executive officers.

If the Company meets certain specific net revenue and net income targets established by the Compensation Committee for fiscal 2012, the individuals are eligible for a cash payment under the Annual Plan based on their respective fiscal 2012 eligible earnings.

The Annual Plan provides for three levels of performance: threshold, target, and excellence. The following table sets forth each named executive officer’s threshold, target, and excellence annual bonus opportunities for fiscal 2012, as well as the bonus levels as a percentage of each officer’s fiscal 2012 eligible earnings. Eligible earnings are defined as gross wages earned under regular employment status during the fiscal year, excluding any incentive payments and taxable fringe benefits.

Name	Fiscal 2012 Eligible Earnings	Fiscal 2012 Threshold Bonus Opportunity	Fiscal 2012 Target Bonus Opportunity	Fiscal 2012 Excellence Bonus Opportunity	Fiscal 2012 Threshold/Target/ Excellence Bonus as a Percentage of Eligible Earnings
Michael C. Ray	$576,446	$172,934	$345,868	$518,801	30% / 60% / 90%
Jeffrey A. Blade	$361,634	$90,409	$180,817	$271,226	25% / 50% / 75%
David R. Traylor	$205,998	$46,350	$92,699	$139,049	22.5% / 45.0% / 67.5%
Jill A. Nichols	$282,932	$70,733	$141,466	$212,199	25% / 50% / 75%
Kimberly F. Colby	$393,562	$98,391	$196,781	$295,172	25% / 50% / 75%
Matthew C. Wojewuczki	$367,692	$91,923	$183,846	$275,769	25% / 50% / 75%

The Compensation Committee has full discretion to eliminate, delay, or change any awards or payouts and may choose to pay awards at any level of performance. All payments under the Annual Plan must be approved by the Compensation Committee.

In addition, the LTI Plan provides for granting equity awards to certain management employees of the Company, including, but not limited to, the Chief Executive Officer and the other named executive officers.

Restricted stock units are granted subject to time-based vesting (the “RSUs”). The RSUs vest and settle in common shares, on a one-for-one basis, in equal installments on each of the first three anniversaries of the grant date. Vesting of the RSUs will be accelerated upon death or disability or upon the later of (i) the occurrence of a change in control, as defined in the award agreement, or (ii) the officer’s termination other than for cause during the time period beginning three months prior to the public announcement of a proposed change in control and ending twelve months after a change in control.

Grants were made on March 29, 2011, to the following individuals in the following amounts pursuant to the Company’s 2010 Equity and Incentive Plan:

Named Executive Officer	Number of RSUs
Michael C. Ray	16,623
Jeffrey A. Blade	4,570
David R. Traylor	2,418
Jill A. Nichols	3,989
Kimberly F. Colby	5,498
Matthew C. Wojewuczki	5,090

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: March 31, 2011	By:	/s/ Jeffrey A. Blade
Jeffrey A. Blade
Executive Vice President—Chief Financial and Administrative Officer